Montreal, October 15, 2006

Mr. Pierre Côté
Chairman of the Board
FacePrint Global Solutions Inc.
1111 E. Herndon Ave.
Fresno, CA
93720-3100
USA

Object: Resignation, Chief Operating Officer

Mr. Chairman,

Please accept my resignation as Chief Operating Officer and Director of the Company, which I am hereby tendering, effective October 30, 2006.

I wish the Company continuing success.

Yours truly,

/s/ Serge Carrier

Serge Carrier
Gestion Académac, inc.